Exhibit 15.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated 6 March 2025 relating to the consolidated financial statements of BP p.l.c. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended 31 December 2024, in the following Registration Statements:

Registration Statements on Form F-3 (File Nos. 333-277842, 333-277842-01 and 333-277842-02) of the Company, BP Capital Markets p.l.c., and BP Capital Markets America Inc., and the Registration Statements on Form S-8 (File Nos. 333-67206, 333-79399, 333-102583, 333-103923, 333-103924, 333-119934, 333-123482, 333-123483, 333-131583, 333-131584, 333-132619, 333-146868, 333-146870, 333-146873, 333-149778, 333-173136, 333-177423, 333-179406, 333-186462, 333-186463, 333-199015, 333-200794, 333-200795, 333-200796, 333-207188, 333-207189, 333-210316, 333-210318, 333-253287, 333-254578, 333-270440, 333-273587 and 333-280100) of the Company.

/s/ Deloitte LLP
London, United Kingdom
6 March 2025